Exhibit 10.12

FOURTH AMENDMENT

TO THE

FIFTH THIRD BANCORP 401(k) SAVINGS PLAN

(January 1, 2015 Restatement)

WHEREAS, Fifth Third Bank (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp 401(k) Savings Plan, as amended and restated effective January 1, 2015 (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan to (i) provide for the crediting of service with acquired employers; (ii) permit eligible participants to request hurricane-related hardship withdrawals; and (iii) make other changes;

WHEREAS, pursuant to Plan section 12.1(a), Fifth Third reserved the right to amend the Plan at any time; and

WHEREAS, pursuant to Plan section 12.1(b), Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plans Committee and its Chairman to amend the Plan.

NOW, THEREFORE, effective as of the dates reflected herein, the Plan is hereby amended in the following respects:

1.    The first paragraph in Section 2.9 of the Plan is amended in its entirety, effective as of the date of this Amendment, to read as follows:

“‘Beneficiary’ means the person(s) entitled to receive distributions, if any, payable under the Plan upon or after a Participant’s death. Each Participant may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary. A designation shall be effective upon said filing, provided that it is filed during such Participant’s lifetime, and may be changed from time to time by the Participant. If a Participant is married at the time of the Participant’s death, then such Surviving Spouse shall be the Participant’s Beneficiary unless the Surviving Spouse previously consented to the designation of another Beneficiary in a written consent that acknowledged the effect of such designation, acknowledged the specific Beneficiary, and was witnessed by a Plan representative or notary public. Notwithstanding the foregoing, a spousal Beneficiary designation shall become null and void upon the Participant’s divorce from such spouse, except to the extent (i) a qualified domestic relations order (described in Code section 414(q)) requires the Plan to treat such former spouse as the Participant’s Surviving Spouse or (ii) the Participant redesignates such former spouse as Beneficiary post-divorce. The Plan’s default Beneficiary rule, described herein this Section 2.9, will apply in the event a Participant’s designation becomes null and void.”

2.    Effective October 31, 2017, Section 2.55 is amended to add the following new subpart (6) at the end:

“(6) unless otherwise provided in the Plan, service with a company whose stock is purchased by the Employer (or, if applicable, substantially all of such company’s assets are purchased by the Employer).”

3.    Section 6.1(b)(2)(B) of the Plan is amended in its entirety, effective as of the date of this Amendment, to read as follows:

“(B)    Death or Disability. Anything in (A) above to the contrary notwithstanding, if a Participant’s employment by the Employer terminates because of death or incurrence of a Disability (including, death or Disability while on qualified military leave), then his entire Account (including, each of its subaccounts) shall be fully vested.”

4.    Section 8.1(b) of the Plan is amended, effective as of the date of this amendment, to add the following new subpart (4) at the end:

“(4)    Hurricane-Related Hardship Withdrawal Relief. Notwithstanding any provision in the Plan to the contrary, the Plan will make available hardship distributions to participants eligible for such distributions pursuant to IRS or other legislative guidance promulgated in connection with Federal Emergency Management Agency (“FEMA”) disaster recovery assistance. For purposes of this Section 8.1(b)(4), a participant’s hardship need not fall within the list of enumerated circumstances in Treasury Regulations section 1.401(k)-1(d)(3)(iii)(B) and Section 401(k) contributions shall not be suspended.”

5.    Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 21st day of December, 2017.

FIFTH THIRD BANK

By:	_/s/ Robert P. Shaffer
Chairperson for the Fifth Third Bank Pension, 401(k) and Medical Plans Committee

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